EXHIBIT 10.3.9

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS (“[***]”) OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

AMENDMENT NO. 1 TO LICENSE AGREEMENT

        This Amendment No. 1 to License Agreement (this “Amendment”), effective as of the date of the last signature (the “Amendment Effective Date”), amends that certain License Agreement dated May 27, 2008 (the “Agreement”) between Callaway Golf Company (“Callaway Golf’) and Sport Haley, Inc. (“Licensee”). Callaway Golf and Licensee are sometimes hereinafter together referred to as the “Parties”.

        The Parties desire to amend the Agreement to (1) amend Section 1.1 concerning exclusivity; (2) amend Section 1.9 concerning sole dealings; (3) amend the Term; (4) add TOUR EDITION as a Licensed Trademark; and (5) adjust Minimum Annual Royalties. Therefore, for good and valuable consideration, receipt of which is acknowledged, the Parties agree as follows:

        1.         Amendment Concerning Exclusivity. Section 1.1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

        “1.1     Grant of Non-Exclusive License. For the term of this Agreement and subject to the other terms and conditions of this Agreement, Callaway Golf hereby grants to Licensee a non-exclusive in the Territory (hereafter defined), non-transferable, non-assignable, terminable (in accordance with the terms of this Agreement), royalty-bearing right and license to use the Licensed Trademarks (hereafter defined) solely in connection with developing, manufacturing, marketing and distributing the Licensed Products (hereafter defined) only in the Authorized Distribution Channels (hereafter defined) throughout the Territory. Callaway Golf reserves the right to use and/or license others to use the Licensed Trademarks in the Territory on any products including, without limitation, any products listed as Licensed Products herein. Callaway Golf represents and warrants that it has the full rights, ownership and power to grant a non-exclusive license to Licensee to use the Licensed Trademarks and to develop, manufacture, market and distribute the Licensed Products in the Territory.”

        In addition to the above, nothing in the Agreement including, without limitation, use of the term “Exclusive Products” anywhere in the Agreement or any Exhibits, shall be construed to grant Licensee an exclusive license or any exclusive rights with respect to the Licensed Trademarks from and after the Amendment Effective Date, it being understood and agreed that the Agreement and Licensee’s license and rights under it shall be and remain non-exclusive for the duration of the Term.

        2.         Amendment Concerning Sole Dealings. Section 1.9 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

        “1.9     Sole Dealings. Subject to the provisions of Section 4.2 hereof, Licensee agrees that it will not enter into any agreement or arrangement with any competitors of Callaway Golf to develop, market, and/or sell Golf-Related Products bearing the marks of Licensee and a competitor without the prior written consent of Callaway Golf in each instance.”

        3.         Amendment to Term. Section 8.1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

        “8.1     Term. Unless sooner terminated in accordance with the terms of this Agreement, this Agreement shall commence on the Effective Date and shall continue in effect until December 31, 2013 (the “Term”).  Upon expiration of the Term, this Agreement shall expire. Notwithstanding the foregoing, Callaway Golf shall have the right, at any time, for any reason, or for no reason whatsoever, to sooner terminate this Agreement by giving Licensee sixty (60) days advance written notice to that effect. The parties acknowledge that upon termination or expiration of this Agreement (whether prior to, or upon expiration of, the Term, or at any other time), Callaway Golf shall have no obligation to reimburse or otherwise pay Licensee any amount in connection with, or as a result of, such termination or expiration.”

*** CONFIDENTIAL TREATMENT REQUESTED ***

        4.         Addition of Licensed Trademark. Exhibit B of the Agreement is amended by adding TOUR EDITION as a Licensed Trademark.

        5.         Adjustment to Minimum Annual Royalties. Exhibit F of the Agreement is amended by deleting it in its entirety and replacing it with the following:

Period	Minimum Annual Royalties (US$)
2008	$	[***]
2009	$	[***]
2010	$	[***]
2011	$	[***]
2012	$	[***]
2013	$	[***]

        6.         Miscellaneous. All terms and conditions of the Agreement that have not been amended by this Amendment shall remain unchanged and shall continue in full force and effect. All initially capitalized terms used, but not defined, in this Amendment, have the meanings assigned to them in the Agreement.

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed on the dates indicated below, to be effective as of the Amendment Effective Date.

SPORT HALEY, INC.		CALLAWAY GOLF COMPANY
LEGAL
/s/paa

By:	/s/ Donald W. Jewell	By:	/s/ Steven C. McCracken
Donald W. Jewell		Steven C. McCracken
President and Chief Executive Officer		Senior Executive Vice President and
Chief Administrative Officer

Date Signed: February 17, 2009		Date Signed: February 18, 2009

*** CONFIDENTIAL TREATMENT REQUESTED ***